Exhibit 4.4

Execution Version

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

ISSUE DATE: June 16, 2025

FORM OF WARRANT TO PURCHASE COMMON STOCK

OF

ODYSSEY THERAPEUTICS, INC.

This warrant (this “Warrant”) certifies that, for value received, [Investor Name] (the “Holder”), is entitled to purchase from Odyssey Therapeutics, Inc., a Delaware corporation (the “Company”), in whole or in part, up to [●] fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s voting common stock, par value $0.0001 per share (“Common Stock”), at a purchase price equal to $0.01 per Warrant Share (the “Exercise Price”), on and subject to the terms and conditions set forth in this Warrant. The number of the Warrant Shares and the Exercise Price are subject to adjustment as provided below and all references to Warrant Shares and Exercise Price herein shall be deemed to include any such adjustment or series of adjustments.

This Warrant is one of a series of warrants issued pursuant to that certain Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”), dated as of June 16, 2025, by and between the Company, the Holder, and the other signatories thereto (such series of warrants, collectively, the “Warrants”).

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable for the Warrant Shares, in whole or in part, at any time up to and including the first to occur of the following: (i) the consummation of a Corporate Transaction (as defined below) and (ii) the seventh (7th) anniversary of the date hereof (the period referred to in (i) and (ii), the “Exercise Period”), and thereafter shall terminate and be void.

2. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder by (i) delivery of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly completed and executed on behalf of the Holder, to the Company during the Exercise Period and (ii) the delivery of payment to the Company, by wire transfer of immediately available funds to a bank account specified by the Company, of the aggregate Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a), this Warrant may be exercised by the Holder, in whole or in part, by way of a cashless net issue exercise (the “Net Issue Exercise”). To effect a Net Issue Exercise, the Holder shall deliver a Notice of Exercise, duly completed and executed on behalf of the Holder, to the Company, specifying the number of Warrant Shares to be the subject of the Net Issue Exercise as set forth therein during the Exercise Period. Upon such Net Issue Exercise, the Company shall issue to Holder a number of Warrant Shares computed using the following formula:

X =	Y(A-B)
A

Where	X =	the number of Warrant Shares to be issued to Holder under this Section 2(b);

	Y =	the number of Warrant Shares to be the subject of the Net Issue Exercise;

	A =	the Fair Market Value (as defined below) of one Warrant Share at the date of such calculation; and

	B =	the Exercise Price.

(c) Fair Market Value. For purposes of Section 2(b), “Fair Market Value” of one Warrant Share as of any date shall be calculated as follows: (i) if the Warrant is exercised in connection with the IPO (as defined below), the Fair Market Value of a Warrant Share shall be the purchase price per share at which shares of Common Stock are sold to the public at the consummation of the IPO, (ii) if the Warrant is exercised in connection with a Deemed Liquidation Event (as defined below), the Fair Market Value of a Warrant Share shall be the value per share of Common Stock implied by the consideration to be paid by the purchaser in such Deemed Liquidation Event or (iii) in all other cases, the Fair Market Value of a Warrant Share shall be the fair market value per Warrant Share on the date the applicable Notice of Exercise was delivered by the Holder as reasonably determined in good faith by the Board of Directors of the Company.

(d) Mechanics of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which the Notice of Exercise is delivered by the Holder as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of remaining Warrant Shares for which this Warrant may thereafter be exercised.

(e) Automatic Exercise. Notwithstanding anything to the contrary set forth herein, upon the consummation of a Corporate Transaction while this Warrant is still outstanding, this Warrant shall be deemed automatically exercised, by way of a Net Issue Exercise, for all remaining Warrant Shares for which this Warrant may then be exercised, effective immediately prior to the consummation of such Corporate Transaction.

(f) No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant and, in lieu of issuing any fractional Warrant Share to which the Holder would otherwise be entitled, the number of Warrant Shares to be issued upon exercise of the Warrant shall be rounded down to the nearest whole share.

3. Rights of Holder. The Holder shall not be entitled to vote or receive dividends or distributions by virtue hereof, or be deemed the holder of Warrant Shares, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders of the Company at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of securities, reclassification of securities, change of par value, consolidation, merger, conveyance, or otherwise), receive notice of meetings, or receive dividends, until the Warrant shall have been exercised as provided herein.

4. Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned, in whole or in part, except in compliance with all applicable federal and state securities laws and in compliance with Section 7(c) below. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant (and any securities issued by the Company upon conversion or exchange thereof) shall bear a legend substantially to the foregoing effect prior to the effectiveness of a registration statement of the Company under the Securities Act of 1933, as amended.

5. Adjustments. The Exercise Price and the number of Warrant Shares issuable under this Warrant are subject to adjustment from time to time as follows:

(a) Reclassification. If the Company, at any time while this Warrant or any portion hereof remains outstanding, by reclassification of securities or otherwise, shall change any of the shares of capital stock for which this Warrant is exercisable into the same or a different number of shares of any other class or series of capital stock, this Warrant shall thereafter represent the right to acquire such number and class or series of capital stock that the Holder would have received as the result of such change with respect to the shares of capital stock for which this Warrant was exercisable immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted.

(b) Split, Subdivision or Combination of Securities. If the Company, at any time while this Warrant or any portion hereof remains outstanding, shall split, subdivide or combine the class or series of capital stock for which this Warrant is exercisable, then (i) in the case of a split or subdivision, the Exercise Price for such shares shall be proportionately decreased and the number of shares issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such shares shall be proportionately increased and the number of shares issuable upon exercise of this Warrant shall be proportionately decreased.

(c) Adjustments for Stock Dividends. If while this Warrant or any portion hereof remains outstanding, the holders of the class or series of capital stock for which this Warrant is exercisable shall have received, without payment therefor, shares of capital stock of the Company by way of a dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares issuable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such shares of capital stock of the Company that the Holder would have received had the Holder held such Warrant Shares at the time such stock dividend was paid.

6. Definitions. For purposes of this Warrant, the following terms shall have the definitions set forth below:

(a) “Corporate Transaction” means a Deemed Liquidation Event or an IPO.

(b) “Deemed Liquidation Event” has the meaning set forth in the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended from time to time.

(c) “IPO” means the closing of the Company’s first sale of its Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

7. Miscellaneous.

(a) Saturdays, Sundays and Holidays. This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Eastern Time on the business day following such Saturday, Sunday or recognized holiday.

(b) Amendments and Waivers. This Warrant may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by the Company and the holders of outstanding Warrants then representing a majority of the aggregate number of shares of the Company’s capital stock then exercisable under all outstanding Warrants; provided, that (i) neither the number of Warrant Shares for which this Warrant is exercisable, the term of this Warrant as set forth in Section 1, the ability for this Warrant to be net exercised on the terms set forth in Section 2, the provisions set forth in Section 5 (Adjustments), nor the Exercise Price may be amended or modified in a manner adverse to the Holder without the written consent of the Holder and (ii) this Warrant may not be amended or modified without the written consent of the Holder unless such amendment or modification applies to all holders of outstanding Warrants in the same fashion. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(c) Successors and Assigns. This Warrant may not be assigned, conveyed or transferred by the Company or the Holder without the prior written consent of the other party; provided, that, the Holder may assign this Warrant to an Affiliate (as defined in the Series D Purchase Agreement) without the consent of the Company. Subject to the foregoing, the rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns and transferees. Except as expressly provided in this Warrant, the terms and provisions of this Warrant are for the sole benefit of the Company and the Holder and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d) Counterparts. This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached to the Series D Purchase Agreement or Schedule 1 of the Series D Purchase Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 7(e)). If notice is given to the Company, a copy shall also be sent to Covington & Burling LLP (which copy shall not constitute notice), The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attn: Joseph Gangitano, Esq. (email: [***]).

(f) Waiver; Cumulative Remedies. No failure by the Company or the Holder to exercise and no delay by any such party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(g) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(h) Governing Law. This Warrant and any controversy arising out of or relating to this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(i) Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

(j) Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(k) Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Warrant has been executed and delivered as of the date first written above.

Company:

ODYSSEY THERAPEUTICS, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Holder:

[Investor Name]

By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:	Odyssey Therapeutics, Inc. (the “Company”)
Attention:
Date:

1.
Exercise. The undersigned hereby elects to purchase [______] Warrant Shares (the “Exercised Shares”) pursuant to the terms of the attached Warrant. Certain capitalized terms used herein are defined in the attached Warrant.
2.
Payment.

	The undersigned elects to pay the entire $[________] aggregate Exercise Price for the Exercised Shares, as follows (check as applicable), in accordance with the terms of the attached Warrant:
	_	in cash
	_	by wire transfer of immediately available funds to a bank account specified by the Company
	_	by certified check.


The undersigned hereby instructs the Company to withhold from the Exercised Shares a number of Exercised Shares with an aggregate Fair Market Value as of the date hereof equal to the aggregate Exercise Price for the Exercised Shares, in accordance with the terms of the Net Issue Exercise set forth in Section 2(b) of the attached Warrant.



The undersigned elects to pay $[________] of the aggregate Exercise Price for the Exercised Shares in cash, in accordance with the terms of the attached Warrant and hereby instructs the Company to withhold from the Exercised Shares a number of Exercised Shares with an aggregate Fair Market Value as of the date hereof equal to the remaining aggregate Exercise Price for the Exercised Shares, in accordance with the terms of the Net Issue Exercise set forth in Section 2(b) of the attached Warrant.

3.
Issuance of Shares. The Exercised Shares, and any certificates representing or evidencing the Exercised Shares, shall be issued to:

	The undersigned.
	The following wholly-owned subsidiary of the undersigned:

Name:
Contact Name:
Contact Title:
Address:

Facsimile:	( ) -
E-mail:

4.
Unexercised Portion of Warrant. A new Warrant for the Warrant Shares not purchased hereby shall be issued to:

	Not Applicable (the Exercised Shares constitute all of the Warrant Shares remaining under the attached Warrant).
	The undersigned.
	The following wholly-owned subsidiary of the undersigned:

Name:
Contact Name:
Contact Title:
Address:

Facsimile:	( ) -
E-mail:

5.
Investment Representation Statement. In connection with the purchase of the Exercised Shares as set forth above, the undersigned hereby represents to the Company as follows:

(a) The Exercised Shares will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same. By executing this Notice of Exercise, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Exercised Shares.

(b) The undersigned understands that the Exercised Shares at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such Exercised Shares is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the

Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any of the Exercised Shares unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with (x) an opinion of counsel reasonably satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws or (y) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed disposition of the Exercised Shares may be effected without registration under the Securities Act.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Exercise Notice, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned is an “accredited investor”, as such term is defined in Regulation D promulgated under the Securities Act.

(f) The undersigned acknowledges that the Exercised Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)), and the number of shares being sold during any three month period not exceeding specified limitations.

IN WITNESS WHEREOF, this Exercise Notice has been executed and delivered as of the date first written above.

[Investor Name]

By:
Name:
Title: